FIRST AMENDMENT TO LEASE

This agreement is made as of the 8th day of February, 2007, by and between BANK BUILDING LIMITED PARTNERSHIP, a Georgia Limited Partnership ("Landlord") and WINSONIC DIGITIAL MEDIA GROUP, LTD. ("Tenant").

WITNESSETH:

WHEREAS, WINSONIC DIGITIAL MEDIA GROUP, LTD as Tenant and BANK BUILDING LIMITED PARTNERSHIP as Landlord, entered into a Lease agreement dated February 7th, whereby Landlord demised to Tenant certain premises ("Premises") consisting of 12,080 Rentable Square Feet in the Building ("Building") located on the 16th floor at 55 Marietta Street, NW in Atlanta (Fulton County), Georgia.

WHEREAS, Landlord is the owner of the building in which the Premises is situated;

WHEREAS, the parties are mutually desirous of extending and amending the aforesaid lease in the particulars hereinafter set forth;

NOW, THEREFORE, for and in consideration of the Premises and of the mutual covenants and conditions herein contained, Landlord and Tenant hereby agree that the Lease shall be amended as follows:

1. Landlord agrees to provide access to a portion of the Leased Premises for the sole purpose of Tenant Improvements upon the execution date of this First Amendment ("Early Access Date"). Should the tenant begin using the expansion space for business purposes prior to May 1, 2007 then Tenant agrees to pay rent for the space on a prorated basis at the agreed upon rate for the initial blended rate until the term begins May 1st.
2. The portion of the Leased Premises is known as Suite 1600 consisting of 6,153 rentable square feet and further described in Exhibit "A" attached hereto.
3. The base monthly rent shall be abated from the Early Access Date till April 30, 2007.
4. Tenant shall comply with all insurance requirements as defined in the Lease Agreement prior to the Early Access Date.
5. Any modifications in the Leased Premises must be approved by Landlord.
6. The effective date of this First Amendment shall be Feb 8, 2007.
7. Except as expressly amended hereby, the Lease shall remain in full force and effect between Landlord and Tenant; all terms shall have the same meanings and definitions as ascribed to them in the original agreement; and Tenant's use of the Premises shall be

Tenant ____ Landlord ____

subject to all the terms and conditions thereof. As modified and amended herein, the Lease Agreement is herby ratified and confirmed by the parties hereto.

8. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Georgia.

9. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

IN WITNESS WHEREOF, Landlord has caused this Second Amendment of Lease to be executed under seal by its duly authorized officers and Tenant has executed this Agreement, as of the date first written above.

As to Tenant:
Signed, sealed and delivered
In the presence of:

WINSONIC DIGITAL MEDIA GROUP, LTD

Witness

By: WINSTON JOHNSON
Its: CHAIRMAN/CEO

Notary Public

My Commission Expires:
Notary Public, Cobb County, GA
My Commission Expires May 24, 2007

As to Landlord:

Signed, sealed and delivered
In the presence of:

BANK BUILDING LIMITED PARTNERSHIP, a Georgia Limited Partnership

By: Ultima Marietta Holdings, Ltd., Its general partner

Witness

By: Thomas J. Bauer
Its: Attorney in Fact

Notary Public

My Commission Expires:

Tenant
Landlord